UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2004

MELT, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-109990
(Commission File Number)

47-0925451
(IRS Employer Identification No.)

14 John Dykes Avenue, Vaucluse, NSW Australia 2030
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 011-61-421-348-610

Item 4. Changes in Registrant's Certifying Accountant.

Effective February 10, 2004, we engaged HJ & Associates, LLC, of Salt Lake City, Utah as our new principal independent accountants with the approval of our Board of Directors. Accordingly, we have dismissed Farber & Hass, LLP. Farber & Hass, LLP was appointed our principal independent accountant following our incorporation on July 18, 2003.

From the date of Farber & Hass' appointment through the date of Farber & Hass' dismissal and the appointment of HJ & Associates on February 10, 2004, there were no disagreements with Farber & Hass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The report on the financial statements prepared by Farber & Hass for the fiscal period ending September 15, 2003 contained a paragraph with respect to our ability to continue as a going concern.

We provided Farber & Hass with a copy of this Current Report on Form 8-K on February 10, 2004, prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Farber & Hass, dated February 11, 2004, is attached to this Form 8-K as an exhibit.

In connection with period from our incorporation on July 18, 2003 through February 10, 2004, preceding the change in accountants from Farber & Hass to HJ & Associates, Farber & Hass did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to the accounting, auditing or financial reporting issues.

Item 7. Financial Statements and Exhibits.

16.1 Letter from Farber & Hass, LLP dated February 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELT, INC.

/s/ Clive Barwin
Clive Barwin, President

Date: February 11, 2004